Exhibit 21
Emmis Communications Corporation
Listing of Subsidiaries

Incorporation Date	Legal Name	FEIN	Organization	Qualified	Principal Place of Business
7/17/1986	Emmis Communications Corporation	35-1542018	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
5/30/2001	Emmis Operating Company	35-2141064	IN	CA, IL, IN, OH, TX	40 Monument Circle, #700, Indianapolis, IN 46204
7/3/1986	Emmis Radio, LLC[1]	35-1705332	IN	CA, IL, IN, MO, NJ, NY	40 Monument Circle, #700, Indianapolis, IN 46204
7/17/1998	Emmis Television Broadcasting, L.P.[2]	35-2051031	IN	LA	40 Monument Circle, #700, Indianapolis, IN 46204
3/23/1998	Emmis Publishing, L.P.[3]	35-2039702	IN	CA, IL, IN, OH, GA, NY, TX	40 Monument Circle, #700, Indianapolis, IN 46204
2/20/1998	Emmis Indiana Broadcasting, L.P.[4]	35-2039701	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
5/1/1997	Emmis International Broadcasting Corporation	35-2014974	CA	CA	40 Monument Circle, #700, Indianapolis, IN 46204
12/15/2006	Emmis International Holding B.V.		Netherlands	Netherlands	Strawinskylaan 3105 Atrium, 1077 ZX Amsterdam
12/15/2006	Emmis Netherlands B.V.		Netherlands	Netherlands	Strawinskylaan 3105 Atrium, 1077 ZX Amsterdam
7/9/1997	Slager Radio Co. PLtd. (59.5%)		Hungary	Hungary	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
7/9/1997	Slager Radio Sales Ltd.		Hungary	Hungary	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
2/18/1997	D’Expres, a.s		Slovakia	Slovakia	Lamackska cesta 3, 841 04 Bratislava, Slovak Republic, BIN 35 709 651
7/17/2000	Expres Media s.r.o.		Slovakia	Slovakia	Lamackska cesta 3, 841 04 Bratislava, Slovak Republic, BIN 35 709 651
4/27/2001	Expres Net a.s.		Slovakia	Slovakia	Lamackska cesta 3, 841 04 Bratislava, Slovak Republic, BIN 35 709 651
10/12/2007	Balkan Broadcasting EAD		Bulgaria	Bulgaria	82, Patriarch Evtimii Blvd., Sofia
10/12/2007	Infopress & Co. EOOD		Bulgaria	Bulgaria	1 Alexander Jendov Blvd., 1113, Sofia
2/22/1991	Radio FM & JSC		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 — 8,Mladost — 1, Sofia, Bulgaria
3/26/1993	TRELI OUD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 — 8,Mladost — 1, Sofia, Bulgaria
12/4/2001	94.6 FM & Radio Varna OOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 — 8,Mladost — 1, Sofia, Bulgaria
10/19/1999	99.6 FM & Radio Blagoevgard OOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 — 8,Mladost — 1, Sofia, Bulgaria
4/22/1999	94.1 FM & Radio Bourgas EOOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 — 8,Mladost — 1, Sofia, Bulgaria
7/30/1998	ORFEI Media FM OOD		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 — 8,Mladost — 1, Sofia, Bulgaria
12/28/2000	Radio SVIAT EOODO		Bulgaria	Bulgaria	51, Jerusalem Blvd., Office 5 — 8,Mladost — 1, Sofia, Bulgaria
8/15/1998	Emmis Meadowlands Corporation	35-1756647	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
8/13/1988	Emmis Publishing Corporation	35-1748335	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
7/22/2004	Emmis Television License, LLC [5]	20-1402053	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
7/22/2004	Emmis Radio License, LLC [6]	20-1402022	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
9/23/1997	Emmis License Corporation of New York[6]	95-4662857	CA	CA	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
9/23/1997	Emmis Radio License Corporation of New York[6]	95-4662859	CA	CA	3500 W. Olive Ave., #1450, Burbank, CA 91505-4604
2/28/2002	Mediatex Communications Corporation	33-0995649	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
2/28/2002	Los Angeles Magazine Holding Company, Inc.	33-0995648	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
7/29/1997	Radio Austin Management, L.L.C.	74-2845559	TX	TX	40 Monument Circle, #700, Indianapolis, IN 46204
7/29/1997	Emmis Austin Radio Broadcasting Company, L.P.	74-2845562	TX	TX	40 Monument Circle, #700, Indianapolis, IN 46204
5/7/1992	Orange Coast Kommunications, Inc.	33-0514054	DE	DE, CA	Three Christina Centre, 201 N. Walnut Street, Wilmington, DE
11/13/2007	Emmis Interactive, Inc.	74-3247501	IN	IN	40 Monument Circle, #700, Indianapolis, IN 46204
1/23/2008	KMVN, LLC	80-0142356	IN	IN, CA	40 Monument Circle, Suite 700 Indianapolis, IN 46204
2/2/2009	KMVN License, LLC	26-4168165	IN	IN	40 Monument Circle, Suite 700 Indianapolis, IN 46204

Footnotes

*	Emmis Communications Corporation directly or indirectly owns 100% of all entities except as otherwise noted.

[1]	Emmis Radio, LLC operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P., Emmis Austin Radio Broadcasting Company, L.P. and KMVN, LLC

[2]	Emmis Television Broadcasting, L.P. used to operate all our television stations

[3]	Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.

[4]	Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations (WFNI-AM, WLHK-FM, WIBC-FM, WYXB-FM, WTHI-FM and WWVR-FM), and Network Indiana.

[5]	Emmis Television License, LLC used to hold all our television FCC licenses

[6]	Emmis Radio License, LLC holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York, the Austin licenses which are held by Emmis Austin Broadcasting, L.P. and the KMVN license which is held by KMVN License, LLC.